Exhibit 3.1(d)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                USI GLOBAL CORP.



                  The undersigned, a natural person, for the purpose of organizing a corporation for the conduct of the business and promotion of the purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the General Corporation Law of Delaware), hereby certifies that:

                  FIRST:  The name of the corporation is:

                                USI Global Corp.

                  SECOND: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

                  THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is three thousand (3,000) shares. The authorized capital stock is divided into one thousand five hundred (1,500) shares of preferred stock, no par value (the "Preferred Stock"), and one thousand five hundred (1,500) shares of common stock, no par value (the "Common Stock").

                  FIFTH: (a) The shares of Preferred Stock of the corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the board of directors of the corporation (the "Board of Directors") as hereinafter provided.

                  (b) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article IV and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the


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shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                                    (i) the maximum number of shares to
         constitute such class or series, which may subsequently be increased or decreased by resolutions of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                                    (ii) the dividend rate of such class or
         series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

                                    (iii) whether the shares of such class or
         series shall be subject to redemption, in whole or in part, and if made subject to such redemption the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                                    (iv) the terms and amount of any sinking
         fund established for the purchase or redemption of the shares of such class or series;

                                    (v) whether or not the shares of such class
         or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                                    (vi) the extent, if any, to which the
         holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                                    (vii) the restrictions, if any, on the issue
         or reissue of any additional Preferred Stock;

                                    (viii) the rights of the holders of the
         shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                                    (ix) the manner in which any facts
         ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifica tions, limitations or restrictions of such class or series.


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                  SIXTH: The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.

                  SEVENTH: The number of directors constituting the Board of Directors shall be determined from time to time exclusively by a vote of a majority of the Board of Directors in office at the time of such vote. The number of directors constituting the initial Board of Directors shall be three
(3).

                  EIGHTH:  The corporation is to have perpetual existence.

                  NINTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholders thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  TENTH: In furtherance and not in limitation of the powers conferred by Section 109(a) of the General Corporation Law of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the By-Laws of the corporation.

                  ELEVENTH: The corporation shall indemnify, to the full extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all persons who it may indemnify pursuant thereto. The corporation may adopt By-Laws or enter into agreements with any such person for the purpose of providing for such indemnification. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article ELEVENTH by the stockholders of the Corporation shall not adversely affect any


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right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                  TWELVETH: Election of directors need not be by written ballot.

                  THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.


                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation this 9th day of February, 1999.




                                               /s/ Steven C. Barre
                                               --------------------------------
                                               Steven C. Barre
                                               Incorporator











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